Exhibit 4.1

NUMBER	SHARES

C-	SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP [●]

SPECIMEN COMMON STOCK CERTIFICATE

BENSON HILL, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK

This Certifies that ___________________________is the owner of _______________

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE COMMON STOCK OF BENSON HILL, INC. (THE “COMPANY”) subject to the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:_____________

Chief Executive Officer	[Corporate Seal]	Chief Financial Officer

Delaware

BENSON HILL, INC.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	Custodian

TEN ENT	—	As tenants by the entireties		(Cust)	_________________ (Minor)

JT TEN	—	As joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act

_____________________________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:__________

Shareholder

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).